UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2014

KOLLAGENX CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54667	20-8624019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15991 Red Hill, Tustin, CA		92780
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 995-9107

INTEGRATED ELECTRIC SYSTEMS CORP.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

Item 8.01 Other Items

On July 17, 2014, our board of directors approved an agreement and plan of merger to merge with our wholly-owned subsidiary KollagenX Corp., a Nevada corporation, to effect a name change from Integrated Electric Systems Corp. to KollagenX Corp.  KollagenX Corp. was formed solely for the change of name.

Articles of Merger to effect the merger and change of name were filed and became effective with the Nevada Secretary of State on July 23, 2014.

The name change has been reviewed by the Financial Industry Regulatory Authority (FINRA) and has been approved for filing with an effective date of July 30, 2014.

The name change will become effective with the Over-the-Counter Bulletin Board at the opening of trading on July 30, 2014 under the symbol "KGNX".  Our new CUSIP number is 50043U107.

Item 9.01 Financial Statements and Exhibits

3.1	Articles of Merger filed with the Nevada Secretary of State on July 22, 2014 with an effective date of July 23, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOLLAGENX CORP.

/s/ Richard G. Stifel
Richard G. Stifel
President and Director
Date: July 28, 2014